Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) is made as of May 23, 2025 by and among: (a) GRESHAM WORLDWIDE, INC., f/k/a Giga-tronics Incorporated (the “Debtor”), a California corporation, the debtor and debtor in possession in the Bankruptcy Case described below; (b) ARENA INVESTORS, LP (“Arena”), a Delaware limited partnership, in its capacity as collateral agent and administrative agent on behalf of senior secured noteholders Arena Investors, LP and Walleye Opportunities Master Fund Ltd. (“Walleye”); and (c) AULT ALLIANCE, INC. n/k/a Hyperscale Data, Inc., a Delaware corporation (“Ault Alliance”), and AULT LENDING, LLC, a Delaware limited liability company (“Ault Lending,” and, collectively with Ault Alliance, “Ault”). The Debtor, Arena and Ault are referred to herein collectively as the “Parties.”

RECITALS

A.       On August 14, 2024 (the "Petition Date"), the Debtor filed its voluntary petition commencing a Chapter 11 bankruptcy that is pending as Case No. 2:24-bk-06732-SHG (the “Bankruptcy Case”) in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”).

B.       The Debtor is obligated to Arena and Walleye, as senior secured noteholders (collectively, the “Senior Noteholders”), under Senior Secured Convertible Notes dated as of October 11, 2023 in the aggregate initial principal amount of $4,000,000 (the “Senior Notes”) issued by the Debtor. The Senior Notes matured in April, 2024.

C.       The Senior Notes are secured by valid and perfected senior security interests and liens in substantially all assets of the Debtor, including, without limitation, the Debtor’s interests in the Subsidiaries (collectively, the “Collateral”). The Debtor granted the Senior Noteholders security interests in the Collateral pursuant to a Security Agreement dated as of January 9, 2023 between the Debtor and the Senior Noteholders.

D.       In relation to the Senior Notes, the Parties executed the following subordination agreements (collectively, the “Subordination Agreements”): (i) the Senior Noteholders, as senior creditors, and Ault Alliance, as junior creditor, entered a Subordination Agreement dated as of January 6, 2023 (the “January Subordination Agreement”); and (ii) Ault Alliance, Ault Lending and the Debtor executed an agreement dated October 11, 2023 (the “Waiver/Subordination Agreement”).

E.       Arena, on behalf of the Senior Noteholders, has filed timely proofs of claim in the Bankruptcy Case (collectively, the “Proofs of Claim”) based on the Debtor's obligations under the Senior Notes:

1.        Arena, as collateral agent, filed a Proof of Claim on behalf of Arena (the “Arena Proof of Claim”) asserting that (i) computed as of August 14, 2024, the Debtor is obligated and indebted to Arena under its Senior Note and related documents in the amount of $3,278,031.17, and (ii) in addition, interest, fees, costs and other amounts owing under the Senior Note and related documents have accrued, and continue to accrue, from and after August 14, 2024. See Claim 31-1 in the Claims Register.

2.       Arena, as collateral agent, filed a Proof of Claim on behalf of Walleye (the “Walleye Proof of Claim”) asserting that (i) computed as of August 14, 2024, the Debtor is obligated and indebted to Walleye under its Senior Note and related documents in the amount of $3,251,644.40, and (ii) in addition, interest, fees, costs and other amounts owing under the Senior Note and related documents have accrued, and continue to accrue, from and after August 14, 2024. See Claim 32-1 in the Claims Register.

F.       The Debtor and Ault dispute the extent and validity of the Senior Noteholders’ secured claims and their obligations to the Senior Noteholders under the terms of the Senior Notes and Subordination Agreements.

G.       The Debtor has filed in the Bankruptcy Case its Debtor’s Plan Of Reorganization dated January 31, 2025 [Dkt. 382] (the “Plan”), and related Disclosure Statement For Debtor’s Plan Of Reorganization [Dkt. 381] (the “Disclosure Statement” or “DS”). Arena disputes, among other things, the proposed treatment of the Senior Noteholders’ secured claims under the Plan, and has filed Arena Investors, LP’s Objection To Disclosure Statement For Debtor’s Plan Of Reorganization [Dkt. 416] (the “Arena DS Objection”).

H.       The Parties have agreed to resolve their disputes with respect to the Plan, the Senior Noteholders’ secured claims, and related matters under the terms and conditions stated in this Settlement Agreement. As stated below, this Settlement Agreement is subject to approval of the Bankruptcy Court in the Bankruptcy Case.

NOW, THEREFORE, for and in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.       Accuracy of Recitals. Each of the Parties acknowledges and agrees that the Recitals set forth above are accurate and, by this reference, are hereby incorporated into and made a part of the body of this Settlement Agreement.

2.       Definitions. For purposes of this Settlement Agreement (i) all capitalized terms defined above shall have the meanings given to them, and (ii) in addition, the following capitalized terms shall have the meanings stated below in this Section. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Plan or the Arena DS Objection, as applicable.

“9019 Motion” has the meaning stated in Section 3 below.

“Adequate Protection Payment” has the meaning stated in Section 4 below.

“Amended Plan” means the amended Chapter 11 plan consistent with this Settlement Agreement that the Debtor has agreed to file in the Bankruptcy Case under the terms of this Settlement Agreement.

“Arena Secured Claim” means the secured claim against the Debtor held by Arena pursuant to the Senior Note issued to Arena and related documents, which is described in the Arena Proof of Claim.

“Approval Order” has the meaning stated in Section 13 below.

“Cash Collateral” means the portion of the Collateral subject to the Senior Noteholders’ security interests and liens that constitutes “cash collateral” as defined in Bankruptcy Code § 363(a).

“Claim” and “Claims” mean any and all manner of action or actions, cause or causes of action, claims, suits, damages (whether general, special, compensatory, exemplary, or punitive), debts, liabilities, demands, obligations, costs, expenses, losses of any nature whatsoever, attorneys’ fees (whether incurred prior to or after the date hereof), whether known or unknown, liquidated or unliquidated, fixed, contingent, direct or indirect, suspected or unsuspected, and whether based on contract, tort, statute, or other legal or equitable theory of recovery, and includes, without limitation, all “claims” as defined in Bankruptcy Code §101(5).

“Effective Date Cash Payment” has the meaning stated in Section 9(a) below.

“MCA Financial” has the meaning stated in Section 14 below.

“Senior Noteholders’ Secured Claims” means, collectively, the Arena Secured Claim and the Walleye Secured Claim.

“Walleye Secured Claim” means the secured claim against the Debtor held by Walleye pursuant to the Senior Note issued to Walleye and related documents, which is described in the Walleye Proof of Claim.

3.       Bankruptcy Court Approval. This Settlement Agreement is subject to approval by the Bankruptcy Court in the Bankruptcy Case. After execution, the Parties shall cooperate in filing a motion for approval of the Settlement Agreement (the “9019 Motion”), and otherwise in seeking Bankruptcy Court approval.

4.       Adequate Protection Payments. Pending the occurrence of the Effective Date of the Debtor’s Amended Plan, the Debtor hereby agrees to and shall continue to make adequate protection payments to Arena, as collateral agent, in the amount of $60,000.00 per month (each, an “Adequate Protection Payment”). Any request by the Debtor for authority to use Cash Collateral, and any Order authorizing the Debtor’s use of Cash Collateral, shall provide for monthly Adequate Protection Payments for all periods unless and until Arena has received the Effective Date Cash Payment. The Parties intend to extend by stipulation the existing Cash Collateral Order (and, if necessary, the existing DIP financing order) for periods through October 1, 2025 (i.e., the projected Effective Date of the Amended Plan) under substantially the same terms as provided in the existing agreed orders, including, without limitation, the provisions regarding the monthly Adequate Protection Payments.

5.       Allowance of Senior Noteholders’ Secured Claims. The Parties hereby stipulate and agree that the Senior Noteholders’ Secured Claims as of the August 14, 2024 Petition Date as stated in the Proofs of Claim are deemed allowed, fully secured claims, and the Approval Order shall so provide. With respect to the Proofs of Claim, the Debtor and Ault hereby stipulate and agree as follows:

a.       Calculated as of the Petition Date, the Debtor’s indebtedness owing to Arena pursuant to the Senior Note issued to Arena totals the amount of $3,278,031.17 as set forth in the Arena Proof of Claim;

b.       Calculated as of the Petition Date, the Debtor’s indebtedness owing to Walleye pursuant to the Senior Note issued to Walleye totals the amount of $3,251,644.40 as set forth in the Walleye Proof of Claim;

c.       Collectively, the aggregate amount of the Debtor’s indebtedness owing under the Senior Notes held by the Senior Noteholders, calculated as of the Petition Date, totals $6,529,675.57;

d.       The Debtor’s indebtedness owing to the Senior Noteholders pursuant to the Senior Notes and related documents is valid and enforceable, and any and all defenses or counterclaims held by the Debtor with respect to the indebtedness are waived as provided below in this Settlement Agreement;

e.       As security for the indebtedness owing by the Debtor under the Senior Notes, the Senior Noteholders hold valid, perfected and enforceable senior security interests and liens in the Collateral as described in the Proofs of Claim; and

f.       The value of the Collateral securing the Senior Notes, as asserted by the Debtor in the Disclosure Statement, greatly exceeds the amount of the Debtor’s indebtedness to the Senior Noteholders. See Disclosure Statement, Section VII.

6.       Waiver of Claim Objections. Subject to Section 7 below, the Debtor and Ault hereby (i) waive all of their respective objections to the allowance of the Senior Noteholders’ Secured Claims as provided above, and to the validity, perfection and enforceability of the Senior Noteholder’s security interests and liens in the Collateral, and (ii) agree that the Senior Noteholders have valid, enforceable, perfected and continuing first priority security interests and liens in the Collateral granted by the Debtor to the Senior Noteholders.

7.       Additional Post-Petition Interest and Fees. In the event (i) the Debtor’s Amended Plan has not been confirmed, or (ii) the Effective Date of the Debtor’s Amended Plan has not occurred by October 1, 2025, and without impacting the allowance of the Senior Noteholders’ Secured Claims as of August 14, 2024 as provided above: (x) Arena, on behalf of the Senior Noteholders, fully reserves the right to assert additional amounts owing on the Senior Noteholders’ Secured Claims for interest, fees, costs and other amounts owing under the Senior Notes and related documents that have accrued, and continue to accrue, from and after August 14, 2024, and (y) the other Parties reserve the right to object to any such additional post-petition claim amounts asserted by Arena (without affecting the allowed amount of the Senior Noteholders’ Secured Claims as of August 14, 2024).

8.       Applicability of Subordination Agreements. The Parties hereby stipulate and agree that all indebtedness of the Debtor to Ault Alliance and/or Ault Lending, including without limitation, the Ault Claim, the Ault Lending DIP Loan, and the DIP Claims (all as defined in the Plan), (i) are and shall be subordinated to the Senior Noteholders’ Secured Claims under the terms stated in the Subordination Agreements, (ii) shall be “Subordinated Debt” under the Subordination Agreements, and (iii) otherwise shall be subject to the Subordination Agreements for all purposes.

9.       Amended Plan. The Debtor hereby agrees to amend its Plan consistent with this Settlement Agreement. Among other things, the Plan shall be amended by the Debtor as follows, and otherwise shall be in form and substance reasonably acceptable to Arena:

a.       The treatment of the Arena Secured Claim in Class 1 and the Walleye Secured Claim in Class 2 shall be amended by the Debtor to provide that: (i) the Senior Noteholders’ Secured Claims are allowed as provided in this Settlement Agreement and the Approval Order; (ii) the Debtor shall pay to Arena, as collateral agent, an aggregate cash payment in the amount of $6,350,000.00 on the Effective Date of the Amended Plan (the “Effective Date Cash Payment”)1 in full satisfaction of the Class 1 and Class 2 Senior Noteholders’ Secured Claims; provided, however, that if the Debtor has failed to make any Adequate Protection Payments to Arena prior to the Effective Date of the Amended Plan, the amount of the required Effective Date Cash Payment shall be increased to the amount equal to $6,350,000.00 plus the amount of the unpaid Adequate Protection Payments; (iii) Arena and Walleye shall retain their existing senior security interests and liens in all Collateral until the Senior Noteholders’ Secured Claims are paid and satisfied in full; and (iv) effective as of the Confirmation Date, the Debtor and its estate shall release any and all Claims against Arena (in all capacities) and/or Walleye.

b.       One condition to the confirmation of the Amended Plan shall be the prior entry of the Approval Order approving this Settlement Agreement.

c.       The Amended Plan shall provide that the Effective Date will occur no later than October 1, 2025 (unless extended with the prior written consent of Arena).

d.       With the agreement of the Parties, the Amended Plan shall provide that, within ten (10) business days after Arena receives the payment of the Effective Date Cash Payment pursuant to the Amended Plan, the Parties shall dismiss the Arena Litigation (as defined in the Plan), which is pending in the U.S. District Court for the Southern District of New York, Arena Investors, LP v. Gresham Worldwide, Inc., 24-cv-08557-AT, with prejudice by stipulation of the Parties, with each party bearing its own attorneys’ fees and costs.

e.       With the agreement of Ault and Arena, the Amended Plan shall provide that Ault and Arena (on behalf of Arena and Walleye) will execute mutual claim releases with respect to all Claims with respect to Gresham, the Senior Notes and related documents, the Collateral, and related matters in form and substance reasonably acceptable to Arena. These mutual releases will be effective only after Arena receives the Effective Date Cash Payment pursuant to the Amended Plan.

1         The $6,350,000.00 cash payment amount assumes that all Adequate Protection Payments will have been made by the Debtor to Arena, and applied against the Senior Noteholders’ Secured Claims, prior to the Effective Date.

f.       The Confirmation Order shall be consistent with this Settlement Agreement, and otherwise in form and substance reasonably acceptable to Arena.

10.       Arena Support for Amended Plan. Arena, as collateral agent, will not object to the Amended Plan and will vote the Senior Noteholders’ Secured Claims to accept the Amended Plan.

11.       Plans Proposed by The Debtor and/or Ault. Each of the Debtor and Ault hereby agree that it will not propose or support any Chapter 11 plan in the Bankruptcy Case unless it provides for payment in full of the allowed amount of the Senior Noteholders’ Secured Claims on the effective date of such plan, except as otherwise provided in this Settlement Agreement.

12.       Stay Relief in Favor of Arena. The Parties hereby stipulate and agree that Arena shall be granted stay relief effective February 1, 2026 so that Arena, on behalf of the Senior Noteholders, may thereafter exercise all of its rights and remedies with respect to the Collateral, unless, prior to February 1, 2026: (i) the Bankruptcy Court has entered an Order confirming a Chapter 11 plan that is consistent with this Settlement Agreement, or (ii) the Bankruptcy Court has entered an Order converting the Bankruptcy Case to a Chapter 7 proceeding. This stipulated stay relief does not preclude Arena from requesting any other relief in the Bankruptcy Case, including, without limitation, stay relief in other circumstances, and all other Parties reserve the right to object to any such request by Arena.

13.       Approval Order. As provided above, this Settlement Agreement is subject to the approval of the Bankruptcy Court in the Bankruptcy Case. The Parties hereby stipulate and agree that the Bankruptcy Court’s Order approving this Settlement Agreement pursuant to the 9019 Motion (the “Approval Order”) shall be in form and substance reasonably acceptable to Arena. Without limiting the foregoing, the Approval Order shall, effective for all purposes when the Approval Order is entered: (i) approve the Parties’ stipulations and agreements stated in this Settlement Agreement; (ii) adjudicate that the Senior Noteholders’ Secured Claims are allowed, fully secured claims as provided above, including the allowance of the Senior Noteholders’ Secured Claims and concerning the priority, validity, perfection, and enforceability of the Senior Noteholders’ security interests and liens in the Collateral; (iii) adjudicate that all indebtedness of the Debtor to Ault Alliance and/or Ault Lending shall be “Subordinated Debt” under the Subordination Agreements and otherwise subject to the Subordination Agreements in all respects during (and after) the Bankruptcy Case; and (iv) provide for stay relief in favor of Arena as provided in Section 12 of this Settlement Agreement.

14.       Information and Access. Arena, through counsel, has retained MCA Financial Group, LTD. ("MCA Financial") as its financial advisor relating to this matter. The Debtor hereby agrees to reasonably cooperate to provide MCA Financial with access and information reasonably requested by MCA Financial as it performs its investigation and analyses, including, without limitation, providing MCA Financial with the same current and historical financial information relating to the Debtor and its Subsidiaries that the Debtor has provided, or will provide, to the Committee and its financial advisor. This Section does not obligate the Debtor or the Committee to disclose any information or drafts developed and shared between the Debtor and the Committee and its financial advisor in connection with their negotiations over a joint plan of reorganization, nor does it require Debtor to share any confidential information concerning the identity of its customers and the nature of the products ordered or produced by Debtor for such customers that has not been shared with the Committee. Notwithstanding the foregoing, this Section does not limit any information that Arena (through MCA Financial or otherwise) may request from the Debtor or any other party, either informally or through discovery, or the rights of the Debtor or any other party to oppose any such request.

15.       Payments to Senior Noteholders. All payments by the Debtor or its estate to the Senior Noteholders, including, without limitation, the Adequate Protection Payments and the Effective Date Cash Payment, shall be made to Arena, as agent on behalf of the Senior Noteholders, and Arena shall allocate the payments to the Senior Noteholders on account of the Senior Noteholders’ Secured Claims in accordance with the agreements of the Senior Noteholders.

16.       Further Assurances. Each Party shall take such actions as another Party may reasonably request to carry out the intent and accomplish the purposes of this Settlement Agreement and the consummation of the transactions contemplated hereby.

17.       Additional Representations And Warranties.

a.       Each Party expressly represents and warrants that it is authorized to execute this Settlement Agreement, and that this Settlement Agreement has been negotiated and drafted jointly by the Parties.

b.       Each Party represents and warrants that it has not assigned, transferred, or conveyed any of its rights, Claims or causes of action subject to the releases described in Section 9 above.

c.       Each Party represents and warrants that it has been represented by legal counsel with respect to the negotiation, terms, and execution of this Settlement Agreement.

18.       General.

a.       Amendment; Waiver. This Settlement Agreement may be amended or modified only explicitly in a writing signed by all the Parties. No compliance with any condition or covenant set forth herein may be waived other than by a writing executed by the Party waiving compliance. No failure or delay by a Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

b.       Successors and Assigns. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

c.       Construction; Headings. No provision of this Settlement Agreement shall be interpreted or construed against any Party because that Party or its legal representative drafted that provision. All of the Parties collectively shall be deemed to have drafted this Agreement. The titles of the Sections of this Settlement Agreement are for convenience of reference only and are not to be considered in construing this Settlement Agreement.

d.       Governing Law. This Settlement Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Arizona, without regard to conflicts of laws principles.

e.       Jurisdiction. EACH PARTY AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES REGARDING THE ENFORCEMENT OF THIS SETTLEMENT AGREEMENT; PROVIDED THAT NOTHING IN THIS SECTION SHALL BE DEEMED OR OPERATE TO PRECLUDE ARENA FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE CLAIMS AND RIGHTS UNDER OR WITH RESPECT TO THE SENIOR NOTES AND RELATED DOCUMENTS, OR EXERCISE RIGHTS WITH RESPECT TO THE COLLATERAL FOR THE INDEBTEDNESS OWING UNDER THE SENIOR NOTES.

f.       Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SETTLEMENT AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

g.       Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any Party may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such Party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.

h.       Time Is Of The Essence. Time is of the essence with respect to the obligations under this Settlement Agreement.

i.       Entire Agreement. This Settlement Agreement embodies the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date first set forth above.

DEBTOR:

GRESHAM WORLDWIDE, INC., f/k/a Giga-tronics Incorporated, a California corporation

By:
Name:
Title:

ARENA:

ARENA INVESTORS, LP, in its capacity as collateral agent and administrative agent, a Delaware limited partnership

By:
Name:
Title:

AULT:

AULT ALLIANCE, INC. n/k/a Hyperscale Data, Inc., a Delaware corporation

By:
Name:
Title:

AULT LENDING, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:	June 6, 2025